Exhibit 99.1

Universal Provides Hurricane Ian Update

Fort Lauderdale, Fla., October 11, 2022 – Universal Insurance Holdings (NYSE: UVE) (the “Company”) today provided an update on Hurricane Ian.

“Our thoughts are with all impacted Florida residents,” said Stephen J. Donaghy, Chief Executive Officer. “We’re focused on helping our policyholders rebuild and return to normalcy. Our claims, catastrophe response and customer service teams are on the ground and on the phone, helping our policyholders in their time of need. With our dedicated staff, our disaster preparedness planning and conservative reinsurance program, we’re well prepared for this event and maintain substantial reinsurance protection for any subsequent events. We’ve been serving the Florida market since 1998 and have experience across over a dozen hurricanes, including the highly active 2004-2005 seasons as well as recent major catastrophe events, including Hurricanes Irma and Michael in 2017 and 2018, respectively. Our strong reinsurance relationships have been formed over many years and we have access to our share of the FLOIR’s RAP layer of reinsurance coverage for the 2023-2024 renewal given that we deferred participation this year, on top of significant multi-year excess of loss catastrophe coverage that is part of next year’s program.”

To date, we’ve received approximately 18,000 claims, roughly half the number of Hurricane Irma claims received at this point. Our substantial claims infrastructure, which includes over 800 claims, litigation and support professionals, has been able to handle the majority of Hurricane Ian claims in house. While Universal’s overall Florida homeowners market share is approximately 7.9% based on the latest Florida residential industry total insured value (TIV) data, market share in Ian’s most intense wind path in the counties of Charlotte, Desoto, Lee and Sarasota is approximately 3.8%. Additionally, Universal’s exposure to policies that provide roof and external structural coverage (e.g., landlord and traditional homeowners policies) in those four counties is only approximately 2.2%, with the balance of Universal’s market share in those counties reflecting renters and condo unit owners policies (only the interior and contents are covered). Universal’s insurance companies do not provide flood insurance.

Universal estimates its overall gross ultimate loss to be approximately $1 billion, well below its $3 billion overall reinsurance tower, with projected net exposure limited to retentions at its insurance and captive insurance entity subsidiaries.

UPCIC and APPCIC continue to accept claims notices from policyholders through its toll-free number, 1-800-425-9113, online at www.universalproperty.com and www.americanplatinumpcic.com, and through UPCIC’s and APPCIC’s mobile apps which are available via Apple’s app store and Google Play.

About Universal

Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 19 states (primarily Florida). Learn more at universalinsuranceholdings.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2021 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA
Chief Strategy Officer
954-804-8874
asoleimani@universalproperty.com